RUBY TUESDAY, INC.

PERFORMANCE STOCK AWARD

This PERFORMANCE STOCK AWARD (the “Award”) is made and entered into as of the _____ day of ______, 2009 by and between Ruby Tuesday, Inc. (the “Company”), a Georgia corporation, and Samuel E. Beall, III (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Performance Shares described below pursuant to the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) in consideration of the Employee’s services to the Company (the “Performance Stock Award”).

A.        Grant Date: _________.

B.        Performance Shares: _____ shares of the Company’s common stock (“Common Stock”), $.01 par value per share.

C.        Vesting: The Performance Shares shall become vested, as and to the extent indicated below, only if and to the extent the Performance Condition is satisfied. The number of Performance Shares that become Net Performance Shares, as determined below, shall be equal to the sum (not to exceed the number of Performance Shares specified in Paragraph B above (as that number may be adjusted pursuant to Section 6 of the Additional Term and Conditions)) of the results determined below. The Debt to EBITDAR Performance Condition is satisfied to the extent the "adjusted total debt to EBITDAR" ratio as defined in the Amended and Restated Revolving Credit Agreement dated as of February 28, 2007, as amended by First Amendment dated November 30, 2007 and further amended by Second Amendment dated May 21, 2008, and the Amended and Restated Note Purchase Agreement dated May 21, 2008, and as finally reported by the Company to its lenders for Fiscal Year 2010 is:

Ratio	Performance Percentage
Less than or equal to _____	100%
Greater than _____	0%

The percentage of Performance Shares becoming Net Performance Shares (the “Performance Percentage”) determined by the actual performance results shall be multiplied by the number of Performance Shares specified in Paragraph B above (as that number may be adjusted pursuant to Section 6 of the Additional Term and Conditions); provided, however, the number of Net Performance Shares shall be capped at the number of Performance Shares specified in Paragraph B above (as that number may be adjusted pursuant to Section 6 of the Additional Term and Conditions).

The Performance Shares that do not become Net Performance Shares shall be forfeited as of the date of the 2010 meeting of the Committee (the “Performance Determination Meeting”) in which the Committee determines the extent to which the performance actually realized, as measured against the Performance Condition, results in fewer than all (or none) of the Performance Shares becoming Net Performance Shares based upon the performance schedule set forth above. If no Performance Shares become Net Performance Shares by reason of such Committee determination, all Performance Shares shall be forfeited.

The Net Performance Shares which have satisfied the Performance Condition are herein referred to as the “Vested Shares.” Any portion of the Performance Shares or Net Performance Shares which have not become Vested Shares in accordance with this Paragraph C shall be forfeited.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

Ruby Tuesday, Inc.

By:

Title:

ADDITIONAL TERMS AND CONDITIONS OF

RUBY TUESDAY, INC.

PERFORMANCE STOCK AWARD

1.	Condition to Delivery of Performance Shares.

(a)    Employee must deliver to the Company, within two (2) business days after the earlier of (i) the date (the “Vesting Date”) on which any Net Performance Shares become Vested Shares, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Net Performance Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Performance Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)       If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock determined by the closing price for the Common Stock on the last business day immediately preceding the applicable Vesting Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Net Performance Shares on the applicable Vesting Date. Employee may make a Withholding Election only if all of the following conditions are met:

(i)        the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)        any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)        Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee. At the request of the Employee, the Committee may authorize the Company to participate in such arrangements between the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

2.	Issuance of Performance Shares.

(a)        The Company shall issue the Performance Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)         by the issuance of share certificate(s) evidencing Performance Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee or the Secretary (the “Share Custodian”); or

(ii)        by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Performance Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Performance Shares become Vested Shares in accordance with the Vesting Schedule.

(b)        When the Net Performance Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Vested Shares are referred to in this Section 2(b) as the “Net Vested Shares”). If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the number of Vested Shares shall be rounded down to the next nearest whole number. At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(c)        In the event that the Employee forfeits any of the Performance Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(d)        Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Performance Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee. The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Performance Shares are delivered to the Employee as Net Vested Shares or are returned to the Company as forfeited Performance Shares or as Vested Shares withheld and returned to the Company pursuant to Section 1(b), as provided by the applicable terms of this Award.

(e)        Unless and until the Performance Shares are forfeited, the Employee shall be entitled to all rights respecting the Performance Shares applicable to holders of shares of Common Stock generally, including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 3, except as expressly provided in this Award.

(f)         In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3.          Dividends. The Employee shall be entitled to dividends or other distributions paid or made on Performance Shares but only as and when the Performance Shares to which the dividends or other distributions are attributable become Vested Shares. Dividends paid on Performance Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Performance Shares become Vested Shares. Dividends or other distributions paid on Performance Shares that are forfeited shall be retained by the Company.

4.	Restrictions on Transfer of Performance Shares.

(a)        General Restrictions. Except as provided by this Award, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Performance Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Performance Shares so transferred will continue to be bound by the Plan and this Award. The Employee (and any subsequent holder of Performance Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Performance Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Performance Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Performance Shares as the owner or pledgee of such Performance Shares for any purpose.

(b)        Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect to transfers of the Performance Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Performance Shares after any such transfer; and provided further that the transferee(s) of such Performance Shares must agree in writing to be bound by the provisions of the Plan and this Award.

5.	Additional Restrictions on Transfer.

(a)    In addition to any legends required under applicable securities laws, the certificates representing the Performance Shares shall be endorsed with the following legend and the Employee shall not make any transfer of the Performance Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A PERFORMANCE STOCK AWARD, DATED ______, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)       Opinion of Counsel. No holder of Performance Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Performance Shares, except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or (ii) in a transaction that fully complies with Rule 144, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.	Change in Capitalization.

(a)    The number and kind of Performance Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding, and conclusive.

(b)    In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock or a Change in Control, an appropriate adjustment may be made with respect to the Performance Shares such that other securities, cash or other property may be substituted for the Common Stock held by Share Custodian or recorded in book entry form pursuant to this Award.

(c)    The existence of the Plan and the Performance Stock Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.          Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Performance Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

8.          Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.          Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein. Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.

10.        Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.        Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.        Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan

13.        Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.        No Right to Continued Employment. Neither the establishment of the Plan nor the Performance Stock Award made pursuant to this Award shall be construed as giving Employee the right to any continued service relationship with the Company or any affiliate of the Company.

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION

RUBY TUESDAY, INC.

PERFORMANCE STOCK AWARD

TO:	Ruby Tuesday, Inc.

FROM:	SSN:

RE:	Withholding Election

This election relates to the Performance Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)        My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

☐	the original recipient of the Performance Stock Award.

☐	the legal representative of the estate of the original recipient of the Performance Stock Award.

☐	a legatee of the original recipient of the Performance Stock Award.

☐	the legal guardian of the original recipient of the Performance Stock Award.

(3)        The Performance Stock Award pursuant to which this election relates was issued under the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) in the name of _________________ for a total of ______________ shares of Common Stock. This election relates to ______ shares of Common Stock to be delivered upon the vesting of a portion of the Net Performance Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)        I hereby elect to have certain of the Vested Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

The fair market value of the Vested Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations.

(5)        I understand that this Withholding Election is made prior to the Vesting Date and is otherwise timely made pursuant to Section 1 of the Performance Stock Award and Section 5.1 of the Plan.

Exhibit A - Page 1 of 2

(6)        I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)        The Plan has been made available to me by the Company, I have read and understand the Plan and the Performance Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit A - Page 2 of 2